EXHIBIT 99.1


       Electroglas Announces Third Quarter Fiscal 2007 Results


    SAN JOSE, Calif.--(BUSINESS WIRE)--March 22, 2007--Electroglas, Inc. (Nasdaq:EGLS), a leading supplier of wafer probing and software solutions for the semiconductor industry, today reported its operating results for the third fiscal quarter 2007 ended March 3, 2007.

    Revenue for the third quarter of fiscal 2007 was $9.8 million. Net loss on a GAAP (Generally Accepted Accounting Principles) basis was $3.1 million, or $0.12 per share.

    "For the first nine months of fiscal 2007, revenue increased 16% to $36 million from the same period of fiscal 2006 and non-GAAP gross margin increased from 24% to 34%," said Thomas Rohrs, Electroglas Chairman and CEO. "The third quarter revenue was just below guidance as we continue to see low levels of capital investment by our customers."

    Fourth Fiscal Quarter 2007 Business Outlook

    Electroglas expects revenue for the fourth fiscal quarter of 2007 to be in the $8.5-$10.5 million range and improving through the year as the Company's new products are adopted by new and existing customers.

    Investor Conference Call Details

    Electroglas' management plans to hold a teleconference on its third fiscal quarter results, along with its outlook for the fourth fiscal quarter 2007, today beginning at 2:00 p.m. PT, 5:00 p.m. ET. Interested parties who wish to attend the teleconference may call 877-753-5186 (United States); Conference ID is 2601474, and are asked to do so approximately 10 minutes before the teleconference is scheduled to begin. No reservations are required. The teleconference will be available via webcast from the Company's website at www.electroglas.com.

    About Electroglas

    Electroglas is a leading supplier of wafer probers and test floor management software and services. For more than 40 years, Electroglas has helped integrated device manufacturers (IDMs), wafer foundries and outsourced assembly and test (OSAT) suppliers improve the overall effectiveness of semiconductor manufacturers' wafer and device testing. Headquartered in San Jose, California, with offices throughout the world, Electroglas has shipped more than 15,000 systems worldwide. Electroglas' stock trades on the NASDAQ National Market under the symbol "EGLS." Additional information about Electroglas is available at www.electroglas.com.

    Safe Harbor Statement

    This news release contains forward-looking statements including statements relating to the current business condition in the semiconductor industry including orders and revenue; Electroglas' business outlook; and expectations regarding revenue in the fourth fiscal quarter of 2007. These forward-looking statements involve risks and uncertainties including, but not limited to, the risk of adverse changes in global and domestic economic conditions, a prolonged downturn in the semiconductor and electronics industries, a downturn or decrease in customer utilization rates, unforeseen technical difficulties related to the development and manufacture of Electroglas' products, and a failure of its new products to achieve broad market acceptance as a result of competing technologies. Electroglas assumes no obligation to update this information. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Electroglas' business in general, see the risk disclosures in Electroglas' SEC filings, including its most recent Annual Report on Form 10-K for the year ended May 31, 2006 and its Quarterly Reports on Form 10-Q filed from time to time with the SEC.



                          ELECTROGLAS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per-share amounts)
                             (unaudited)

                               Three months ended   Nine months ended
                               ------------------- -------------------
                               March 3,  March 4,  March 3,  March 4,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
Net sales                        $9,809   $11,305   $35,923   $30,868
Cost of sales                     6,729     7,937    26,969    23,563
                               --------- --------- --------- ---------
Gross profit                      3,080     3,368     8,954     7,305
Operating expenses:
   Engineering, research and
    development                   2,916     2,856     8,492     8,784
   Sales, general and
    administrative                3,646     4,226    12,796    11,173
   Restructuring and impairment
    charges                           -         -       (25)      328
   Indemnification release         (459)        -      (459)        -
                               --------- --------- --------- ---------
      Total operating expenses    6,103     7,082    20,804    20,285
                               --------- --------- --------- ---------
Operating loss                   (3,023)   (3,714)  (11,850)  (12,980)
Interest expense, net               (80)     (307)     (181)     (739)
Other expense, net                  (13)     (195)     (128)     (339)
                               --------- --------- --------- ---------
Loss before income taxes         (3,116)   (4,216)  (12,159)  (14,058)
Provision (benefit) for income
 taxes                                7         8        15      (627)
                               --------- --------- --------- ---------
Net loss                        $(3,123)  $(4,224) $(12,174) $(13,431)
                               ========= ========= ========= =========

Net loss per share, basic and
 diluted                         $(0.12)   $(0.19)   $(0.46)   $(0.61)
                               ========= ========= ========= =========
Shares used in basic and
 diluted calculations            26,292    21,911    26,270    21,854
                               ========= ========= ========= =========


    Reconciliation of GAAP to Non-GAAP Financial Measures Financial
Information

    In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Electroglas also discloses non-GAAP results of operations that exclude certain unusual charges, gains, or benefits. Electroglas reports non-GAAP results in order to better assess and reflect operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the non-GAAP measure helps indicate underlying trends in Electroglas' business, and management uses non-GAAP measures to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP.

    The following is a reconciliation of Generally Accepted Accounting Principles (GAAP) income (loss) to non-GAAP net loss (unaudited):



                               Three months ended   Nine months ended
                               ---------------------------------------
                               March 3,  March 4,  March 3,  March 4,
                                 2007      2006      2007      2006
                               --------- --------- -------------------
GAAP income (loss) before
income taxes                    $(3,116)  $(4,216) $(12,159) $(14,058)
Non-GAAP adjustments:
   Inventory Provision (1)            -         -     3,386         -
   Restructuring and impairment
    charges                           -         -       (25)      328
   Indemnification release         (459)        -      (459)        -
                               --------- --------- --------- ---------
Non-GAAP loss before income
taxes                            (3,575)   (4,216)   (9,257)  (13,730)
Income tax provision (benefit)        7         8        15      (627)
                               --------- --------- --------- ---------
Non-GAAP net loss               $(3,582)  $(4,224)  $(9,272) $(13,103)
                               ========= ========= ========= =========
Non-GAAP net loss per share,
basic and diluted                $(0.14)   $(0.19)   $(0.35)   $(0.60)
                               ========= ========= ========= =========


    The following is a reconciliation of GAAP gross profit to non-GAAP gross profit:



                               Three months ended   Nine months ended
                               ---------------------------------------
                               March 3,  March 4,  March 3,  March 4,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
GAAP gross profit                $3,080    $3,368    $8,954    $7,305
Non-GAAP adjustments:
   Inventory Provision (1)            -         -     3,386         -
                               --------- --------- --------- ---------
Non-GAAP gross profit            $3,080    $3,368   $12,340    $7,305
                               ========= ========= ========= =========

Net Sales                        $9,809   $11,305   $35,923   $30,868
                               ========= ========= ========= =========

Non-GAAP gross margin                31%       30%       34%       24%
                               ========= ========= ========= =========


    (1) During Q1 2007, the Company reduced its forecast outlook for its Sidewinder product line. In connection with this decision, the Company recorded a $3.4 million provision for excess inventory.



                          ELECTROGLAS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                                March 3,     May 31,
                                                  2007        2006
                                               ----------- -----------
                                               (unaudited)
ASSETS
Current assets:
   Cash and short term investments                 $8,756     $17,293
   Accounts receivable, net                        10,912      12,619
   Inventories                                     13,821      19,389
   Prepaid expenses and other current assets        1,658       2,149
                                               ----------- -----------
      Total current assets                         35,147      51,450
Restricted Cash                                       500         500
Long term investments                                   -       1,974
Property, plant and equipment, net                  4,618       5,089
Other assets                                        3,120       2,833
                                               ----------- -----------
      Total assets                                $43,385     $61,846
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                $5,230      $9,761
   Accrued liabilities                              5,279       7,016
   Deferred revenue                                   904       1,627
   Convertible subordinated notes                   8,446           -
                                               ----------- -----------
      Total current liabilities                    19,859      18,404
Convertible subordinated notes                          -       8,330
Non-current liabilities                             1,731       1,930
Stockholders' equity                               21,795      33,182
                                               ----------- -----------
      Total liabilities and stockholders'
       equity                                     $43,385     $61,846
                                               =========== ===========



    CONTACT: Electroglas, Inc.
             Candi Lattyak, 408-528-3801
             Investor Relations
             clatty1ak@electroglas.com